EX-99.h.12

                         FORM OF PLAN OF REORGANIZATION

                             JNL VARIABLE FUND LLC,
              JNL VARIABLE FUND III LLC AND JNL VARIABLE FUND V LLC
                 JNL/MELLON CAPITAL MANAGEMENT DOWSM 10 FUND AND
                  JNL/MELLON CAPITAL MANAGEMENT DOWSM 10 FUND

                        PLAN OF MERGER AND REORGANIZATION

         This plan of reorganization has been entered into on the 29th day of January, 2004, by the JNL VARIABLE FUND LLC (the "Variable Fund"), a Delaware limited liability company, on behalf of its JNL/MELLON CAPITAL MANAGEMENT DowSM 10 Fund (the "Acquiring Fund") and by the JNL VARIABLE FUND III LLC and the JNL VARIABLE FUND V LLC, Delaware limited liability companies, on behalf of its JNL/MELLON CAPITAL MANAGEMENT DowSM 10 Fund (the "Acquired Fund").

         WHEREAS, the Variable Fund is a registered investment company under the Investment Company Act of 1940 as amended (the "1940 Act");

         WHEREAS the Board of Managers has determined that the transactions described herein are in the best interests of the shareholders of the Acquired Fund and the Acquiring Fund;

         WHEREAS the Board of Managers has determined that the transactions described herein will not dilute the shares of any shareholder of the Acquired Fund and the Acquiring Fund;

         WHEREAS the Board of Managers has determined that the transactions described herein will provide for the equitable liquidation and distribution of the shares of the Acquired Fund;

         WHEREAS Article III, Section 2.m. of the Variable Fund's Operating Agreement, dated September 25, 2003 (the "Operating Agreement"), authorizes the Board of Managers to merge any series of the Variable Fund;

         WHEREAS the Board of Managers has determined that the Acquired Fund should be consolidated with and into the Acquiring Fund; and

         WHEREAS the Board of Managers has been advised by counsel that approval of this agreement and plan of reorganization by shareholders of the Acquired Fund is not required under the Operating Agreement or applicable law;

         NOW, THEREFORE, all the assets, liabilities and interests of the Acquired Fund shall be transferred on the Closing Date to the Acquiring Fund as described below:

     1. The Closing Date shall be April 30, 2004, or such other day on which the Trust is open for business and the New York Stock Exchange is open for unrestricted trading as may be determined by the Trust's management;

     2. On or before the Closing Date, and before effecting the transaction described herein, the Trust shall have received a satisfactory written opinion of legal counsel as to such transaction that:

               a. it shall qualify as a tax-free reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Tax Code") or, in the alternative, a satisfactory written opinion that such transaction shall not qualify as a tax-free reorganization under
          Section 368(a)(1) of the Tax Code, but that (i) the contract owners with indirect beneficial interests in the Funds will not realize a tax gain or loss as a result of the transaction because of the nature of the contracts, and (ii) the Acquiring Fund will not realize a tax gain or loss as a result of the transaction; and

               b. the securities to be issued in connection with such transaction have been duly authorized, and when issued in accordance with this Plan, will have been validly issued and fully paid and will be non-assessable by the Trust on behalf of the Acquiring Fund.

     3. In exchange for all of its shares of the Acquired Fund, each shareholder of the Acquired Fund shall receive a number of shares, including fractional shares, of the Acquiring Fund equal in dollar value to the number of whole and fractional shares that such shareholder owns in the Acquired Fund. Each shareholder of the Acquired Fund shall thereupon become a shareholder of the Acquiring Fund.

     4. For purposes of this transaction, the value of the shares of the Acquiring Fund and the Acquired Fund shall be determined as of 4:00 p.m., Eastern Time, on the Closing Date. Those valuations shall be made in the usual manner as provided in the relevant Fund's prospectus.

     5. Upon completion of the foregoing transactions, the Acquired Fund shall be terminated and no further shares shall be issued by it. The classes of the Variable Fund's shares representing the Acquired Fund shall thereupon be closed and the shares previously authorized for those classes shall be reclassified by the Board of Managers. The Board of Managers and management shall take whatever actions may be necessary under Delaware law and the 1940 Act to effect the termination of the Acquired Fund.

     6. The costs and expenses of these transactions, including the preparation, filing, printing and mailing of disclosure documents and related legal fees shall be borne by Jackson National Asset Management, LLC.

IN WITNESS WHEREOF, the JNL Variable Fund LLC, on behalf of the JNL/MELLON CAPITAL MANAGEMENT DowSM 10 Fund and the JNL Variable Fund III LLC and JNL Variable Fund V LLC, on behalf of the JNL/MELLON CAPITAL MANAGEMENT DowSM 10 Fund, have caused this plan of reorganization to be executed and attested in the City of Lansing, State of Michigan, on the date first written above.

                                            JNL VARIABLE FUND LLC

                                            By:

                                            /s/ Robert A. Fritts
                                            ------------------------------------
                                            Robert A. Fritts, President

                                            Attest:

                                             /s/ Susan S. Rhee
                                            ------------------------------------
                                            Susan S. Rhee, Assistant Secretary

                                            JNL VARIABLE FUND III LLC

                                            By:

                                            /s/ Robert A. Fritts
                                            ------------------------------------
                                            Robert A. Fritts, President

                                            Attest:

                                            /s/ Susan S. Rhee
                                            ------------------------------------
                                            Susan S. Rhee, Assistant Secretary


                                            JNL VARIABLE FUND V LLC

                                            By:

                                             /s/ Robert A. Fritts
                                            ------------------------------------
                                            Robert A. Fritts, President

                                            Attest:

                                             /s/ Susan S. Rhee
                                            ------------------------------------
                                            Susan S. Rhee, Assistant Secretary